EXHIBIT 99.5
CONSENT
     I, Emily Berlin, hereby consent to being named in the proxy statement/prospectus included in the registration statement on Form F-4 (No. 333-126936) filed by Henry Birks & Sons Inc. as a person named as a person who will become a director of Henry Birks & Sons Inc.

Dated: September 28, 2005	/s/ Emily Berlin
Emily Berlin